UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 22, 2016

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Grocers Capital Company (“GCC”), a wholly-owned subsidiary of Unified Grocers, Inc. (the “Company”) is party to an Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 as amended by Amendment Number One dated as of June 26, 2015 and further amended by Amendment Number Two dated as of September 23, 2016 (as so amended, the “GCC Loan Agreement”), by and among GCC, the lenders party thereto, and ZB, N.A. dba California Bank & Trust (“CBT”), as Arranger and Administrative Agent. On December 22, 2016, GCC entered into Amendment Number Three (the “GCC Loan Amendment”) to the GCC Loan Agreement, by and among GCC, the lenders party thereto, and CBT, as Arranger and Administrative Agent.

The GCC Loan Amendment extends the maturity date of the GCC Loan Agreement to March 31, 2018, with a total commitment in the principal amount of $15 million.

Exhibits – Incorporation by Reference

A copy of the GCC Loan Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing description of the GCC Loan Amendment, and the grants of the security interests therein, do not purport to be complete and are qualified in their entirety by reference to the exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amendment Number Three to Loan and Security Agreement, dated as of December 22, 2016, by and among Grocers Capital Company, the lenders signatory thereto, and ZB, N.A. dba California Bank & Trust, as Arranger and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	UNIFIED GROCERS, INC.

	By	/s/ Mary M. Kasper
Mary M. Kasper
Senior Vice President, General Counsel and Secretary